                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

      SUBSIDIARY NAME                          STATE OF INCORPORATION           % OWNED
      ---------------                          ----------------------           -------
Associated Pharmacies, Inc. (inactive)               Arkansas                     100%

VC Services, Inc.                                    Minnesota                    100%

Pharmaceutical Buyers, Inc.                          Arkansas                      70%

Jaron, Inc.                                          Florida                      100%

D & K Receivables Corporation                        Delaware                     100%

Jewett Drug Co.                                      South Dakota                 100%

Tykon, Inc.                                          Wisconsin                    100%

Southwest Computer Systems, Inc.                     Arkansas                     100%
             (inactive)

U.P.C., Inc. (inactive)                              Minnesota                    100%

Diversified Healthcare, LLC                          Kentucky                     100%

                                      39